APPENDIX TO THE AGREEMENT


On September 19, 1996


TVN Ltd. with its seat in Warsaw, hereinafter referred to as "TVN" represented by Mr. Mariusz Walter - the President of the Management Board and Mr. Wojciech Prokofii - the member of the Management Board

and

Przedsiebiorstwo Realizacji i Koordynacji Budownictwa "REALBUD" Ltd. with its seat in Cracow, hereinafter referred to as "REALBUD", represented by the President of the Management Board Mr. Ryszard Sciborowski

have agreed to the following appendix amending the agreement concluded on September 4, 1996 by and between the parties stipulated above (hereinafter referred to as the "Supplementary Agreement") concerning polishing up of the resolutions to the agreement on the commencement of the capital cooperation with reference to Telewizja Wisla Ltd. (hereinafter referred to as "Wisla").

Whereas, Krajowa Rada Radiofonii i Telewizji ("KRRiTV") intends to limit the maximum shareholding of TVN in the share capital of Wisla to 49% in the concession which is to be issued to Wisla.

The parties agreed as follows:

                                    Article 1

1. The obligation of REALBUD to sell the shares in the share capital of Wisla referred to in art. 3 par. 1 of the Supplementary Agreement (hereinafter referred to as the "Shares") shall be the obligation concerning both TVN, as well as the entity stipulated by TVN as authorized to claim the execution of the Sale of Shares Agreement (hereinafter referred to as the "Authorized Entity". In the case of execution of the Sale of Shares Agreement with the Authorized Entity, the obligation of REALBUD to execute such

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      agreement is unconditional and REALBUD shall be obliged to execute the
      Sale of Shares Agreement on the first order of the Authorized Entity dispatched up to August 31, 1997.

2. An irrevocable power of attorney granted by REALBUD to Altheimer and Gray Polska Ltd. in art. 3 par. 3 of the Supplementary Agreement shall include the execution of the Sale of Shares Agreement with the Authorized Entity.

                                    Article 2

Other provisions of the Supplementary Agreement shall not be amended.


                                    Article 3

The hereby appendix has been issued in one counterpart.


REALBUD LTD.                           TVN LTD.
/illegible signature/                  /illegible signature/

                         APPENDIX No 1 TO THE AGREEMENT


On September 19, 1996

TVN Ltd. with its seat in Warsaw, hereinafter referred to as "TVN" represented by Mr. Mariusz Walter - the President of the Management Board and Mr. Wojciech Prokofi - the member of the Management Board

and

Przedsiebiorstwo Realizacji i Koordynacji Budownictwa "REALBUD" Ltd. with its seat in Cracow, hereinafter referred to as "REALBUD", represented by the President of the Management Board Mr. Ryszard Sciborowski

have agreed to the following appendix amending the agreement concluded on September 4, 1996 by and between the parties stipulated above (hereinafter referred to as the "Agreement") concerning polishing up of the resolutions to the agreement on the commencement of the capital cooperation with reference to Telewizja Wisla Ltd. (hereinafter referred to as "Wisla").

Whereas, REALBUD applied to TVN for modifications in the form of the payment stipulated in the Advance Payment Agreement;

Whereas, Krajowa Rada Radiofonii i Telewizji ("KRRiTV") intends to limit the maximum shareholding of TVN in the share capital of Wisla to 49% in the concession which is to be issued to Wisla.

The parties agreed as follows:

                                                    Article 1

1. A part of the advance payment referred to in art. 6 par. 1 item a) of the Agreement in the amount constituting the equivalent in zlotys of 1,500,000 (one million five hundred thousand) American dollars, shall be payable in the form of an irrevocable letter of credit opened by Bank Rozwoju Eksportu S.A. (hereinafter referred to as the "Bank"). For the purposes of establishing the zloty equivalent of the above mentioned amount, the purchase rate for American dollars applied by the Bank on the date of opening the letter of credit shall be used.

2. The letter of credit referred to in par. 1 shall be valid up to October 31, 1996. In order to obtain by REALBUD the payment from the letter of credit, the Bank shall be obliged to obtain the following documents:

      1) copy of the letter of TV Wisla Ltd. to KRRiTV, confirming the receipt of the letter by KRRiTV on 13.09.1996, together with the copies of the following documents attached thereto: a)list of shareholders of TV Wisla Ltd, stating that TVN Ltd. is the owner of 3,450 (three thousand four hundred and fifty) shares in the share capital of TV Wisla Ltd, with the confirmation of the Register Court as of 13.09.1996.

            b) consent of the supervisory board of TV Wisla Ltd. for the disposal by REALBUD Ltd. of 3,450 shares in the share capital of TV Wisla Ltd. for the benefit of TVN Ltd.

            c) representation of Mr. Boguslaw Zieba stating that he gives up the preemptive right to which he is entitled, with reference to 3,450 shares disposed by REALBUD for the benefit of TVN Ltd.

      2) copy of the new concession for the distribution of a regional television programme granted by KRRiTV Wisla Ltd.

                                    Article 2

1. The obligation of REALBUD to sell Other Shares pursuant to art. 5 par. 1 and 2 of the Agreement shall be the obligation concerning both TVN, as well as the entity stipulated by TVN as authorized to claim the execution of the Sale of Other Shares Agreement (hereinafter referred to as the "Authorized Entity"). In the case of execution of the Sale of Other Shares Agreement with the Authorized Entity, the obligation of REALBUD to execute such agreement is unconditional and REALBUD shall be obliged to execute the Sale of Other Shares Agreement on the first order of the Authorized Entity dispatched within the time limit referred to in art. 5 par. 2 of the Agreement.

2. An irrevocable power of attorney granted by REALBUD to Altheimer & Gray Polska Ltd. in art. 7 of the Agreement shall include the execution of the Sale of Shares Agreement with the Authorized Entity.

                                    Article 3

Other provisions of the Supplementary Agreement shall not be amended.

                                    Article 4

The hereby appendix has been issued in one counterpart.



REALBUD LTD.                                          TVN LTD.
/illegible signature/                                 /illegible signature/